49024644.1 Exhibit 5.1 July 17, 2026 NewtekOne Inc. 4800 T Rex Avenue Suite 120 Boca Raton, FL 33431 Re: NewtekOne Inc. Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-297037), filed on July 17, 2026 Ladies and Gentlemen: I am senior counsel of NewtekOne, Inc., a Maryland corporation (the “Company”). I am furnishing this opinion in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of pre-effective amendment no. 1 to the registration statement on Form S-3 (File No. 333-297037), filed with the Commission on July 17, 2026 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale, from time to time, pursuant to Rule 415 under the Securities Act, of up to $650,000,000 in aggregate offering amount of the following (the “Securities”): (a) shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), including Common Stock to be issuable upon exercise or conversion pursuant to the terms of any other Securities (the “Common Shares”); (b) shares of the Company’s preferred stock, par value $0.02 per share (the “Preferred Stock”), including any Preferred Stock that may be represented by depositary shares (“Depositary Shares”) or issuable upon exercise or conversion pursuant to the terms of any other Securities (the “Preferred Shares”); (c) debt securities of the Company, including debt securities issuable upon exercise or conversion pursuant to the terms of any other Securities (“Debt Securities”); (d) warrants representing rights to purchase Securities (“Warrants”); (e) subscription rights to purchase Securities (“Subscription Rights”); and (f) units consisting of two or more of the securities listed in (a) through (e) above (“Units”). The Registration Statement provides that the Securities may be sold from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the base prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”). The Depositary Shares are to be deposited under deposit agreements (each, a “Deposit Agreement”) to be entered into by and between the Company and a depositary to be identified in the applicable deposit agreement. The Debt Securities are to be issued under (i) a base indenture in respect of senior debt securities (the “Senior Notes Indenture”) dated as of August 31, 2023 by and between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), and (ii) a base indenture in respect of subordinated debt securities (the “Subordinated Notes Indenture” and together with the Senior Notes Indenture, the “Indentures”) to be entered into by and between the Company and the Trustee. The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable warrant agreement. The Subscription Rights are to be issued under one or more rights agreements to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable rights agreement (the “Rights Agreement”). The Units are to be issued under one

49024644.1 or more unit agreements to be entered into by and between the Company and a unit agent to be identified in the applicable unit agreement (the “Unit Agreement”). I have have examined the originals or copies of the following: (i) the Articles of Amended and Restatement (the “Articles”) of the Company, as amended by the Articles of Amendment to the Articles dated January 13, 2023, the Articles Supplementary to the Articles dated February 3, 2023, the Articles of Amendment to the Articles dated June 18, 2024, the Articles Supplementary to the Articles dated August 19, 2025 and the Articles Supplementary to the Articles dated September 16, 2025 (together, the “Charter”), certified as of the date hereof by an officer of the Company; (ii) The Amended Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company; (iii) A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation (the “SDAT”) as of a recent date (the “Certificate of Good Standing”); (iv) The Senior Notes Indenture and the form of the Subordinated Notes Indenture, each as filed with the Registration Statement; (v) The resolutions of the board of directors (the “Board”) of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization, issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”); and (vi) A certificate executed by an officer of the Company, dated as of the date hereof. With respect to such examination and my opinions expressed herein, I have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, (vi) that each of the Deposit Agreement, the Indentures, the Warrant Agreement, the Rights Agreement and the Unit Agreement will be governed by the laws of the State of New York and (v) that the Deposit Agreements, the Indentures, the Warrant Agreements, the Warrants, the Rights Agreements and the Unit Agreement will be valid and legally binding obligations of the parties thereto and will be enforceable against the parties thereto in accordance with all stated terms. As to certain matters of fact relevant to the opinions in this opinion letter, I have relied upon certificates of public officials (which I have assumed remain accurate as of the date of this opinion letter) and upon certificates of officers of the Company. I have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon. The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”) as in effect on the date hereof, and I express no opinion as to the applicability or effect of any other laws of Maryland or the laws of any other jurisdictions. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding opinion letters of this kind. The opinions expressed in paragraphs 3, 4, 5, 6 and 7 below are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality,

49024644.1 reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and (iii) federal or state securities laws or principles of public policy that may limit enforcement of rights to indemnity and contribution. On the basis of and subject to the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth in this opinion letter and further assuming that: (i) articles supplementary classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Articles Supplementary”) have been or will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter and Bylaws and have been or will have been filed with and accepted for record by the SDAT prior to the issuance of any such Preferred Stock, and such Articles Supplementary comply with the applicable requirements with respect thereto under the MGCL and the Charter and Bylaws; (ii) the Deposit Agreement and the Depositary Shares, including any amendments or supplements thereto, will have been duly authorized, executed and delivered by each of the parties thereto in accordance with the terms of the Deposit Agreement; (iii) the Indentures and each supplemental indenture thereto or any other applicable indentures containing the specific terms and conditions for each issuance of the Debt Securities (each a “Supplemental Indentures”) have been or will have been duly authorized, executed and delivered by each of the Company and the Trustee or the trustee to such indenture in accordance with the terms of such Indenture; (iv) each Supplemental Indenture constitutes, or will constitute, a valid and legally binding obligation of each of the Company and the trustee to the Indenture or the applicable indenture; (v) the Debt Securities will not include any provision that is unenforceable against the Company; (vi) the Warrant Agreement and the Warrants, including any amendments or supplements thereto, will have been duly authorized, executed and delivered by each of the parties thereto in accordance with the terms of the Warrant Agreement; (vii) the Rights Agreement and the Subscription Rights, including any amendments or supplements thereto, will have been duly authorized, executed and delivered by each of the parties thereto in accordance with the terms of the Rights Agreement; (viii) the Unit Agreement and the Units, including any amendments or supplements thereto, will have been duly authorized, executed and delivered by each of the parties thereto in accordance with the terms of the Unit Agreement; (ix) the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Securities to be issued, offered and sold, and certain terms thereof, will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter if applicable, the Deposit Agreement, if applicable, the Indentures or any applicable indenture and any Supplemental Indenture thereto, if applicable, the Warrant Agreement, if applicable, the Rights Agreement, if applicable, the Unit Agreement, if applicable, and the Company’s Bylaws, if applicable, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”); (x) the terms of the Depositary Shares, the Debt Securities, the Warrants, the Subscription Rights and the Units as established and the issuance thereof (a) will not violate any applicable law, (b) will not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company and (c)

49024644.1 will comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (xi) each issuance of the Debt Securities, including upon the exercise of any Securities convertible into or exercisable for Debt Securities, will have been duly executed by the Company and duly authenticated by the Trustee or the trustee to any applicable indenture in accordance with the Indentures or any applicable indenture, as supplemented by the applicable Supplemental Indenture, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof; (xii) any Common Shares or Preferred Shares issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, will have been delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof; (xiii) upon the issuance of any Common Shares or Preferred Shares by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Charter; and (xiv) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, I am of the opinion that: 1. Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Common Shares by the Company will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Shares will be validly issued, fully paid and non-assessable. 2. Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Preferred Shares will be duly authorized and, when issued and paid for in accordance with the applicable Articles Supplementary, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Shares will be validly issued, fully paid and non- assessable. 3. Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Depositary Shares will be duly authorized, and when issued and paid for in accordance with the Deposit Agreement, the Prospectus, the applicable Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, the Depositary Shares will be valid and legally binding obligations of the Company. 4. Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Debt Securities will be duly authorized, and when issued and paid for in accordance with the applicable Indenture, the applicable Supplemental Indenture, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, each issuance of the Debt Securities will constitute valid and legally binding obligations of the Company. 5. Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Warrants will be duly authorized, and when issued and paid for in accordance with the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Warrants will constitute valid and legally binding obligations of the Company. 6. Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Subscription Rights will be duly authorized, and when issued in accordance with the Rights Agreement, the Prospectus, the applicable

49024644.1 Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, the Rights will constitute valid and legally binding obligations of the Company. 7. Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Units will be duly authorized, and when issued in accordance with the Unit Agreement, the Prospectus, the applicable Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, the Units will constitute valid and legally binding obligations of the Company. The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and I an under no obligation, and do not undertake, to advise Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to my attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. I am a member of the Bar in the State of Maryland, and I have relied as to matters of New York law on the opinion of Michael A. Schwartz, dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement. I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to me in the “Legal Matters” section of the Registration Statement. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the Securities Act. Respectfully submitted, /s/ Robert Fraley